               SECURITIES AND EXCHANGE COMMISSION
                     WASHINGTON, D.C. 20549
                        -------------
                         Schedule 14A.
   Proxy Statement Pursuant to Section 14(a) of the Securities
                      Exchange Act of 1934
                        (Amendment No.  )
Filed by the Registrant [X]
Filed by a party other than the Registrant [ ]
Check the appropriate box:
[X]  Preliminary Proxy Statement
[ ] Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
[ ]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Section 240.14a-12

            AMERICAN INTERNATIONAL GROUP, INC.
 .................................................................
     (Name of Registrant as Specified In Its Charter)


 .................................................................
(Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):
[X]  No fee required
[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1)
           and 0-11

     (1) Title of each class of securities to which transaction applies:


     ............................................................

     (2) Aggregate number of securities to which transaction applies:


     .......................................................

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):


     .......................................................

     (4) Proposed maximum aggregate value of transaction:


     .......................................................

     (5)  Total fee paid:


     .......................................................

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

          (1) Amount Previously Paid:


          .......................................................

          (2) Form, Schedule or Registration Statement No.:


          .......................................................

          (3) Filing Party:


          .......................................................

          (4) Date Filed:


          .......................................................

                       AMERICAN INTERNATIONAL GROUP, INC.
                      70 Pine Street, New York, N.Y. 10270

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
                            TO BE HELD MAY 17, 2000

                                                                 April   , 2000

To the Shareholders of
  AMERICAN INTERNATIONAL GROUP, INC.:

    The Annual Meeting of Shareholders of AMERICAN INTERNATIONAL GROUP, INC. ('AIG') will be held at the offices of AIG at 72 Wall Street, Eighth Floor, New York, New York, on Wednesday, May 17, 2000, at 11:00 o'clock A.M., for the following purposes:

     1. To elect 18 directors of AIG to hold office until the next annual election and until their successors are elected and qualified;

     2. To act upon a proposal to amend the Restated Certificate of Incorporation, as amended, to increase the authorized shares of Common Stock from 2,000,000,000 to 5,000,000,000 shares;

     3. To act upon a proposal to adopt a 1999 Stock Option Plan;

     4. To act upon a proposal to select PricewaterhouseCoopers LLP as independent accountants for 2000;

     5. To act upon a shareholder proposal requesting AIG to change the composition of the Nominating Committee;

     6. To act upon a shareholder proposal requesting AIG to provide a report on executive compensation;

     7. To act upon a shareholder proposal requesting AIG to distribute certain statistical data on employees;

     8. To act upon a shareholder proposal requesting AIG to adopt a policy requiring a majority of independent directors;

     9. To act upon a shareholder proposal requiring AIG to propose multiple nominees for election as directors; and

    10. To transact any other business that may properly come before the meeting.

    Shareholders of record at the close of business on March 24, 2000 will be entitled to vote at the meeting. During the ten days prior to the meeting, a list of the shareholders will be available for inspection at the offices of AIG at 70 Pine Street, New York, New York.

                                            By Order of the Board of Directors

                                               KATHLEEN E. SHANNON
                                                                       Secretary

--------------------------------------------------------------------------------

    If you cannot be present at the meeting, please sign the enclosed proxy card and return it at once in the accompanying postage prepaid envelope or vote your shares by telephone or over the Internet.

                       AMERICAN INTERNATIONAL GROUP, INC.
                      70 Pine Street, New York, N.Y. 10270


                                PROXY STATEMENT
                                                                 April   , 2000

    The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting of Shareholders of American International Group, Inc., a Delaware corporation ('AIG'), to be held on May 17, 2000, or at any adjournment thereof. It may be revoked at any time prior to its use. Proxies will be voted as specified and, unless otherwise specified, will be voted for the election of directors, for the amendment to the Restated Certificate of Incorporation, as amended, for the 1999 Stock Option Plan, for the selection of PricewaterhouseCoopers LLP as independent accountants for 2000, against the shareholder proposal requesting AIG to change the composition of the Nominating Committee, against the shareholder proposal requesting AIG to provide a report on executive compensation, against the proposal requesting AIG to distribute certain statistical data on employees, against the proposal requesting AIG to adopt a policy requring a majority of independent directors, and against the proposal requiring AIG to propose multiple nominees for election as directors. These proxy materials are being mailed to shareholders of AIG commencing on or
about April   , 2000.

    Only shareholders of record at the close of business on March 24, 2000 will
be entitled to vote at the meeting. On that date,         shares (exclusive of
shares held by AIG and certain subsidiaries) of common stock, par value $2.50 per share ('AIG Common Stock'), were outstanding, each such share of stock having one vote.

    Proxies marked as abstaining, and any proxies returned by brokers as 'non-votes' on behalf of shares held in street name because beneficial owners' discretion has been withheld as to one or more matters on the agenda for the Annual Meeting, will be treated as present for purposes of determining a quorum for the Annual Meeting. With respect to the election of directors, any shares not voted as a result of an abstention or a broker non-vote will have no impact on the vote. With respect to the approval of the 1999 Stock Option Plan, the selection of PricewaterhouseCoopers LLP as independent accountants and the five shareholder proposals, a broker non-vote will have no impact on the vote and an abstention will effectively be treated as a vote against the proposal. With respect to the amendment to the Restated Certificate of Incorporation, as amended, a broker non-vote or an abstention will effectively be treated as a vote against the proposal.

                              I. ELECTION OF DIRECTORS

    Eighteen directors are to be elected at the meeting to hold office until the next annual election and until their successors are elected and qualified. It is the intention of the persons named in the accompanying proxy to vote for the election of the nominees listed below, all of whom are currently members of your Board of Directors. Dean Phypers, who is also currently a director, will retire from the Board at the conclusion of the current term. It is not expected that any of the nominees will become unavailable for election as a director, but if any should prior to the meeting, proxies will be voted for such persons as your Board of Directors shall recommend. Directors will be elected by a plurality of the votes cast. The nominees and certain information supplied by them to AIG are as follows:

--------------------------------------------------------------------------------
                                       1

[Photo]                    M. BERNARD AIDINOFF                 SENIOR COUNSEL, SULLIVAN & CROMWELL
                           Director since 1984                 (Attorneys)
                                                               Age 71

[Photo]                    ELI BROAD                           CHAIRMAN AND CHIEF EXECUTIVE OFFICER, SUNAMERICA
                           Director since 1999                 INC. ('SUNAMERICA') (a wholly-
                                                               owned subsidiary of AIG)
                                                               Age 66

[Photo]                    PEI-YUAN CHIA                       RETIRED VICE CHAIRMAN, CITICORP
                           Director since 1996                 AND CITIBANK, N.A.
                                                               Age 61
                                                               Director, Baxter International, Inc.
                                                                       CNH Global N.V.

[Photo]                    MARSHALL A. COHEN                   COUNSEL, CASSELS BROCK & BLACKWELL (Barristers
                           Director since 1992                 and Solicitors); FORMER PRESIDENT AND CHIEF
                                                               EXECUTIVE OFFICER, THE MOLSON COMPANIES
                                                               LIMITED
                                                               Age 65
                                                               Director, Barrick Gold Corporation
                                                                         Clark Refining & Marketing, Inc.
                                                                         Clark USA, Inc.
                                                                         Haynes International, Inc.
                                                                         Lafarge Corporation
                                                                         Toronto Dominion Bank

[Photo]                    BARBER B. CONABLE, JR.              RETIRED; FORMER PRESIDENT, WORLD BANK, AND FORMER
                           Director since 1991                 MEMBER, UNITED STATES HOUSE OF REPRESENTATIVES
                                                               Age 77

--------------------------------------------------------------------------------
                                       2

[Photo]                    MARTIN S. FELDSTEIN                 PROFESSOR OF ECONOMICS, HARVARD UNIVERSITY;
                           Director since 1987                 PRESIDENT AND CHIEF EXECUTIVE OFFICER, NATIONAL
                                                               BUREAU OF ECONOMIC RESEARCH
                                                               (Nonprofit Economic Research Center)
                                                               Age 60
                                                               Director, Columbia/HCA Healthcare Corporation,
                                                                         J.P. Morgan & Co. Incorporated
                                                                         TRW, Inc.

[Photo]                    ELLEN V. FUTTER                     PRESIDENT, THE AMERICAN MUSEUM OF NATURAL HISTORY
                           Director since 1999                 Age 50
                                                               Director, Bristol-Myers Squibb Company
                                                                         Consolidated Edison, Inc.
                                                                         J.P. Morgan & Co. Incorporated

[Photo]                    LESLIE L. GONDA                     CHAIRMAN, INTERNATIONAL LEASE FINANCE CORPORATION
                           Director since 1990                 ('ILFC')
                                                               (a wholly-owned subsidiary of AIG)
                                                               Age 80
                                                               Also serves as a director of ILFC

[Photo]                    EVAN G. GREENBERG                   PRESIDENT AND CHIEF OPERATING OFFICER, AIG
                           Director since 1996                 Age 45
                                                               Also serves as a director of C.V. Starr & Co.,
                                                               Inc. ('Starr') and Starr International Company,
                                                               Inc. ('SICO'), private holding companies (see
                                                               'Ownership of Certain Securities')

[Photo]                    MAURICE R. GREENBERG                CHAIRMAN AND CHIEF EXECUTIVE OFFICER, AIG
                           Director since 1967                 Age 74
                                                               Director, Transatlantic Holdings, Inc.
                                                               ('Transatlantic'), which is owned        percent
                                                               by AIG
                                                               Also serves as Chairman of Transatlantic, a
                                                               director, President and Chief Executive Officer
                                                               of Starr, and a director of SICO and ILFC

--------------------------------------------------------------------------------
                                       3

[Photo]                    CARLA A. HILLS                      CHAIRMAN AND CHIEF EXECUTIVE OFFICER,
                           Director since 1993                 HILLS & COMPANY; FORMER UNITED STATES
                                                               TRADE REPRESENTATIVE
                                                               (Hills & Company provides international
                                                               investment, trade and risk advisory services)
                                                               Age 66
                                                               Director, Chevron Corporation
                                                                         Lucent Technologies Inc.
                                                                         Time Warner Inc.

[Photo]                    FRANK J. HOENEMEYER                 FINANCIAL CONSULTANT;
                           Director since 1985                 RETIRED VICE CHAIRMAN,
                                                               PRUDENTIAL INSURANCE COMPANY OF AMERICA
                                                               Age 80
                                                               Director, Carey Fiduciary Advisors, Inc.
                                                                         Cincinnati, Inc.
                                                                         Wellsford Real Properties, Inc.

[Photo]                    EDWARD E. MATTHEWS                  VICE CHAIRMAN  --  INVESTMENTS AND FINANCIAL
                           Director since 1973                 SERVICES, AIG
                                                               Age 68
                                                               Director, Transatlantic
                                                               Also serves as a director of Starr, SICO and ILFC

[Photo]                    HOWARD I. SMITH                     EXECUTIVE VICE PRESIDENT, CHIEF FINANCIAL
                           Director since 1997                 OFFICER AND COMPTROLLER, AIG
                                                               Age 55
                                                               Director, The Kroll-O'Gara Company
                                                                         Transatlantic
                                                                         21st Century Insurance Group ('21st
                                                                         Century'), which is owned 60.5 percent by
                                                                         AIG
                                                               Also serves as a director of Starr, SICO and ILFC

[Photo]                    THOMAS R. TIZZIO                    SENIOR VICE CHAIRMAN  --  GENERAL
                           Director since 1986                 INSURANCE, AIG
                                                               Age 62
                                                               Director, Transatlantic
                                                               Also serves as a director of Starr and SICO

--------------------------------------------------------------------------------
                                       4

[Photo]                    EDMUND S.W. TSE                     VICE CHAIRMAN  --  LIFE INSURANCE, AIG
                           Director since 1996                 Age 62
                                                               Also serves as a director of Starr and SICO

[Photo]                    JAY S. WINTROB                      VICE CHAIRMAN AND CHIEF OPERATING OFFICER,
                           Director since 1999                 SUNAMERICA
                                                               Age 43

[Photo]                    FRANK G. WISNER                     VICE CHAIRMAN  --  EXTERNAL AFFAIRS, AIG
                           Director since 1997                 Age 61
                                                               Director, Enron Oil & Gas Company

    The principal occupation or affiliation of the nominees is shown in bold face type. Each of the directors who is also an executive officer of AIG except for Mr. Wisner has, for more than five years, occupied an executive position with AIG or companies that are now its subsidiaries, and, except as hereinafter noted, each other director has occupied an executive position with his company or organization listed above for at least five years. Mr. Wisner served as a career foreign service officer with the United States Department of State from 1961 through July 1997, with his last position being Ambassador to India.
Mr. Chia retired from Citicorp on September 1, 1996. Mr. Cohen became counsel to Cassels Brock & Blackwell on September 12, 1996, having previously served as President and Chief Executive Officer of The Molson Companies Limited.
E.G. Greenberg is the son of M.R. Greenberg.

    There were four regularly scheduled meetings of the Board during 1999. All of the directors attended at least 75 percent of the aggregate of all meetings of the directors and of the committees of the Board on which they served.

    The Audit Committee, which held four meetings during 1999, gives general advice to the Board and the officers in matters relating to the audits of the records of account of AIG and its subsidiaries. The Committee reviews the performance and scope of audit and non-audit services provided by the independent accountants during the fiscal year and recommends to the Board the nomination of the independent public accountants as auditors for the ensuing fiscal year. In addition, the Committee reviews reports issued by the internal auditing department and the independent accountants. Messrs. Aidinoff, Conable, Hoenemeyer and Phypers and Mrs. Hills are the current members of the Audit Committee. Mr. Phypers is not standing for reelection to the Board.

    The Stock Option and Compensation Committee, which held six meetings during 1999, administers the various AIG stock option and other compensation plans, establishes the compensation of the Chief Executive Officer and sets policy for compensation for senior management. Current members of the Committee are Messrs. Cohen, Conable and Hoenemeyer and Ms. Futter.

    The principal function of the Executive Committee, which held three meetings in 1999, is to act for the Board between Board meetings. Although the Executive Committee formally serves as a nominating committee, in

--------------------------------------------------------------------------------
                                       5
practice the Board serves as a committee of the whole in determining nominees for membership. Any member of the Board can present names for consideration, and no action is taken on any candidate until that candidate is discussed with each non-employee member of the Board. All proposed nominees for membership on the Board of Directors submitted in writing by shareholders to the Secretary of AIG will be brought to the attention of the Executive Committee. Messrs. Aidinoff, E.G. Greenberg, M.R. Greenberg, Hoenemeyer, Matthews, and Tizzio are the current members of the Executive Committee.

    The Finance Committee, which oversees the financial affairs and investment activities of AIG and its subsidiaries, held twelve meetings during 1999. Messrs. Aidinoff, Broad, Chia, Conable, Feldstein, E.G. Greenberg, M.R. Greenberg, Hoenemeyer, Matthews, Phypers, Smith and Wintrob currently serve as members of the Finance Committee.

OWNERSHIP OF CERTAIN SECURITIES

    The following table summarizes the ownership of equity securities of AIG and affiliated companies which may be considered by the Securities and Exchange Commission to be its parents, by the directors, all of which except Mr. Phypers are nominees and which include all of the executive officers named in the Summary Compensation Table (as set forth under the caption 'Compensation of Directors and Executive Officers') and by the directors and executive officers as a group.

                                                       EQUITY SECURITIES OF AIG AND ITS PARENTS
                                                     OWNED BENEFICIALLY AS OF JANUARY 31, 2000(1)
                                 ------------------------------------------------------------------------------------
                                                                             STARR                      SICO
                                               AIG                        COMMON STOCK              VOTING STOCK
                                           COMMON STOCK             ------------------------   ----------------------
                                 --------------------------------    AMOUNT AND                AMOUNT AND
                                 AMOUNT AND NATURE OF    PERCENT      NATURE OF     PERCENT     NATURE OF    PERCENT
                                      BENEFICIAL            OF       BENEFICIAL        OF      BENEFICIAL       OF
 DIRECTOR OR EXECUTIVE OFFICER   OWNERSHIP(2)(3)(4)(5)    CLASS     OWNERSHIP(6)     CLASS      OWNERSHIP     CLASS
 -----------------------------   ---------------------   --------   -------------   --------   -----------   --------
M. Bernard Aidinoff............            60,468            (7)            0         --            0          --
Eli Broad......................        26,246,764          1.68             0         --            0          --
Pei-yuan Chia..................            26,492            (7)            0         --            0          --
Marshall A. Cohen..............            44,023            (7)            0         --            0          --
Barber B. Conable, Jr..........            50,383            (7)            0         --            0          --
Martin S. Feldstein............            73,041            (7)            0         --            0          --
Ellen V. Futter................               325            (7)            0         --            0          --
Leslie L. Gonda................        13,343,000           .86             0         --            0          --
E.G. Greenberg.................           235,717           .02         2,000         9.76          0          --
M.R. Greenberg.................        30,410,955          1.96         5,000        24.39         10          8.33
Carla A. Hills.................            47,005            (7)            0         --            0          --
Frank J. Hoenemeyer............            73,070            (7)            0         --            0          --
Edward E. Matthews.............         1,080,224           .07         2,250        10.98         10          8.33
Dean P. Phypers................            62,913            (7)            0         --            0          --
Howard I. Smith................           252,162           .02         1,500         7.32         10          8.33
Thomas R. Tizzio...............           695,507           .04         1,750         8.54         10          8.33
Edmund S.W. Tse................           409,033           .03         1,625         7.93         10          8.33
Jay S. Wintrob.................         1,594,805           .10             0         --            0          --
Frank G. Wisner................             6,186            (7)            0         --            0          --
All Directors and Executive
 Officers of AIG as a
 Group (25 individuals)........       104,558,640          6.68        17,750        85.54         90         75.00

---------

(1) Amounts of equity securities of Starr and SICO shown represent shares as to which the individual has sole voting and investment power. With respect to shares of AIG Common Stock, totals include shares as to which the individual shares voting and investment power as follows: Feldstein -- 15,818 shares with his wife, E.G. Greenberg -- 44,431 shares with co-trustees, M.R. Greenberg -- 29,155,959 shares with his wife and 126,873 shares with co-trustees, Tizzio -- 328,113 shares with his wife, and all directors and executive officers of AIG as a group -- 30,611,931 shares.

--------------------------------------------------------------------------------
                                       6

(Footnotes continued from preceding page)

(2) Amount of equity securities shown includes shares of AIG Common Stock subject to options which may be exercised within 60 days as follows:
    Aidinoff -- 35,155 shares, Broad -- 10,885,567 shares, Chia -- 14,062 shares, Cohen -- 35,155 shares, Conable -- 35,155 shares,
    Feldstein -- 35,155 shares, E.G. Greenberg -- 106,656 shares, M.R. Greenberg -- 1,128,123 shares, Hills -- 35,155 shares, Hoenemeyer -- 35,155 shares, Matthews -- 359,842 shares, Phypers -- 35,155 shares,
    Smith -- 168,690 shares, Tizzio -- 367,394 shares, Tse -- 198,125 shares, Wintrob -- 1,032,897 shares, Wisner -- 5,999 shares, and all directors and executive officers of AIG as a group -- 14,984,544 shares.

(3) Amount of shares shown for Mr. M.R. Greenberg does not include 13,086,536 shares held as trustee for the Starr Trust, as to which he disclaims beneficial ownership. Inclusion of these shares would increase the total ownership shown for Mr. M.R. Greenberg by .84 percent.

(4) Amount of equity securities shown also excludes the following securities owned by members of the named individual's immediate family as to which securities such individual has disclaimed beneficial ownership:
    Aidinoff -- 25,213 shares, Matthews -- 14,600 shares, Tizzio -- 36,411 shares, and all directors and executive officers of AIG as a group -- 96,045 shares.

(5) Amount of shares shown for Mr. M.R. Greenberg also excludes 4,454,844 shares owned directly by Starr (representing 24.0964 percent of the shares owned directly by Starr) as to which Mr. M.R. Greenberg disclaims beneficial ownership.

(6) As of January 31, 2000, Starr also had outstanding 5,000 shares of Common Stock Class B, a non-voting stock, and 3,838 shares of Preferred Stock, Series X-1. None of the nominees holds such shares. Shares of Starr's
    Series A through Series S Preferred Stock and its 5% Subordinated Preferred Stock were held by the nominees as follows on January 31, 2000: Preferred Stock, Series A -- M.R. Greenberg (5,000) and Matthews (1,500); Preferred Stock, Series B -- M.R. Greenberg (5,000) and Matthews (1,750); Preferred Stock, Series C -- M.R. Greenberg (5,000), Matthews (1,750) and Tizzio
    (125); Preferred Stock, Series D -- M.R. Greenberg (5,000), Matthews (1,750) and Tizzio (375); Preferred Stock, Series E -- M.R. Greenberg (5,000), Matthews (2,000), Smith (125), Tizzio (625) and Tse (125); Preferred Stock, Series F -- M.R. Greenberg (5,000), Matthews (2,000), Smith (250), Tizzio (1,000) and Tse (125); Preferred Stock, Series G -- M.R. Greenberg (5,000), Matthews (2,250), Smith (375), Tizzio (1,000) and Tse (250); Preferred Stock, Series H -- E.G. Greenberg (125), M.R. Greenberg (5,000), Matthews (2,250), Smith (500), Tizzio (1,000) and Tse (250); Preferred Stock,
    Series I -- E.G. Greenberg (125), M.R. Greenberg (5,000), Matthews (2,250), Smith (500), Tizzio (1,000) and Tse (250); Preferred Stock,
    Series J -- E.G. Greenberg (250), M.R. Greenberg (5,000), Matthews (2,250), Smith (625), Tizzio (1,000) and Tse (500); Preferred Stock,
    Series K -- E.G. Greenberg (375), M.R. Greenberg (5,000), Matthews (2,250), Smith (625), Tizzio (1,250) and Tse (750); Preferred Stock,
    Series L -- E.G. Greenberg (375), M.R. Greenberg (5,000), Matthews (2,250), Smith (625), Tizzio (1,250) and Tse (750); Preferred Stock,
    Series M -- E.G. Greenberg (500), M.R. Greenberg (5,000), Matthews (2,250), Smith (750), Tizzio (1,500) and Tse (1,000); Preferred Stock,
    Series N -- E.G. Greenberg (750), M.R. Greenberg (5,000), Matthews (2,250), Smith (1,000), Tizzio (1,500) and Tse (1,125); Preferred Stock,
    Series O -- E.G. Greenberg (750), M.R. Greenberg (5,000), Matthews (2,250), Smith (1,000), Tizzio (1,500) and Tse (1,125); Preferred Stock,
    Series P -- E.G. Greenberg (1,000), M.R. Greenberg (5,000), Matthews (2,250), Smith (1,000), Tizzio (1,500) and Tse (1,125); Preferred Stock,
    Series Q -- E.G. Greenberg (1,250), M.R. Greenberg (5,000), Matthews (2,250), Smith (1,250), Tizzio (1,750) and Tse (1,125); Preferred Stock,
    Series R -- E.G. Greenberg (1,750), M.R. Greenberg (5,000), Matthews (2,250), Smith (1,375), Tizzio (1,750) and Tse (1,500); Preferred Stock,
    Series S -- E.G. Greenberg (2,000), M.R. Greenberg (5,000), Matthews (2,250), Smith (1,500), Tizzio (1,750) and Tse (1,625) and 5% Subordinated Preferred Stock -- M.R. Greenberg (100). The total outstanding shares were:
    Preferred Stock, Series A (8,490), Preferred Stock, Series B (8,305), Preferred Stock, Series C (7,750), Preferred Stock, Series D (8,500), Preferred Stock, Series E (9,750), Preferred Stock, Series F (11,125), Preferred Stock, Series G (11,875), Preferred Stock, Series H (12,500), Preferred Stock, Series I (12,875), Preferred Stock, Series J (13,875), Preferred Stock, Series K (14,625), Preferred Stock, Series L (14,625), Preferred Stock, Series M (16,125), Preferred Stock, Series N (17,625), Preferred Stock, Series O (17,625), Preferred Stock, Series P (18,375), Preferred Stock, Series Q (21,875), Preferred Stock, Series R (23,625), Preferred Stock, Series S (24,875) and 5% Subordinated Preferred Stock
    (100).

(7) Less than .01%.

--------------------------------------------------------------------------------
                                       7

    The only person who, to the knowledge of AIG, owns in excess of five percent of the AIG Common Stock is SICO, P.O. Box 152, Hamilton, Bermuda. At January 31, 2000, SICO held 212,312,396 shares, or 13.70 percent of the outstanding AIG Common Stock. The Starr Foundation and Starr (both having executive offices at 70 Pine Street, New York, New York) held 43,505,855 shares and 31,578,299 shares (including 13,086,536 shares held by the C. V. Starr & Co. Inc. Trust), or 2.81 percent and 2.04 percent, respectively, of the outstanding AIG Common Stock on that date.

    At January 31, 2000, the nominees also held options which may be exercised within 60 days with respect to shares of Transatlantic and 21st Century as follows: Transatlantic Common Stock, $1.00 par value: M.R. Greenberg -- 63,750 shares, Matthews -- 31,875 shares, Smith -- 3,750 shares and Tizzio -- 31,875 shares; 21st Century Common Stock, without par value: Smith -- 12,000 shares.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, executive officers and 10 percent holders of AIG Common Stock to file reports concerning their ownership of AIG equity securities. Based solely on the review of the Forms 3, 4 and 5 furnished to AIG and certain representations made to AIG, AIG believes that the only filing deficiencies under Section 16(a) by its directors and executive officers during 1999 were one late report filed by Mr. M.R. Greenberg reflecting the disposition of 55 shares by Starr upon the exercise of a stock option by a Starr employee; one late report filed by Mr. Manton, an honorary director and executive officer reflecting the sale of 25,000 shares; one late report filed by SICO reflecting the disposition of 21 shares to a retiring employee under the SICO Plan (see Note 1 to the Summary Compensation Table below); and one late filing by Mr. Tse reporting ownership of 2,370 shares beneficially owned by his wife.

COMPENSATION OF DIRECTORS AND EXECUTIVE OFFICERS

    Directors who are employees of AIG or its subsidiaries do not receive fees for service on the Board or the committees. Each other director of AIG receives director's fees of $15,000 per year, plus $1,500 for each Board meeting attended. An annual fee of $3,500 is paid to each member of each committee of the Board. Members of each committee also receive $1,500 for each committee meeting attended. In addition, directors who are not employees of AIG or its subsidiaries receive 400 shares of AIG Common Stock per year. Directors who are not employees of AIG receive an option to purchase 1,000 shares of AIG Common Stock at an option price equal to the fair market value of AIG Common Stock on the date of grant which, commencing with the year 2000, will be on the date of the Annual Meeting of Shareholders. Certain directors who are not employees of AIG also serve as directors of various subsidiaries of AIG and receive fees for their service in that capacity.

    Mr. Aidinoff is Senior Counsel to the law firm of Sullivan & Cromwell, which in 1999 provided legal services to AIG and its subsidiaries, receiving normal fees for services rendered. Mrs. Hills has entered into a consulting arrangement on trade issues with AIG through Hills & Company, whereby she provides services to AIG.

    The following Summary Compensation Table sets forth the compensation accrued for services in all capacities to AIG and its subsidiaries by M.R. Greenberg, the Chairman and Chief Executive Officer of AIG, and the other four most highly compensated executive officers of AIG at December 31, 1999.

--------------------------------------------------------------------------------
                                       8

                           SUMMARY COMPENSATION TABLE

                                                                                        LONG TERM
                                                                                       COMPENSATION
                                                  ANNUAL COMPENSATION       ----------------------------------
               NAME AND                         -----------------------          AWARDS             SICO            ALL OTHER
          PRINCIPAL POSITION             YEAR     SALARY       BONUS        STOCK OPTIONS(#)   LTIP PAYOUTS(1)   COMPENSATION(2)
          ------------------             ----     ------       -----        ----------------   ---------------   ---------------
M.R. Greenberg ........................  1999   $1,000,000   $5,000,000(3)      150,000          $  --             $   10,000
Chairman and Chief                       1998    1,000,000    5,000,000(3)      125,000(4)        15,460,000           10,000
 Executive Officer                       1997    1,000,000    3,650,000(3)      140,625(5)                --            6,923
T.R. Tizzio ...........................  1999      654,700      530,000          15,000             --                 10,000
Senior Vice Chairman --                  1998      606,623      530,000          18,750(4)         6,184,000           10,000
 General Insurance                       1997      556,623      530,000          37,500(5)                --            7,680
E.E. Matthews .........................  1999      680,769      520,000          30,000             --                 10,000
Vice Chairman -- Investments             1998      617,500      435,000          31,250(4)         4,638,000           10,000
 and Financial Services                  1997      566,923      410,000          37,500(5)                --            7,957
E.S.W. Tse ............................  1999      462,130      597,157          30,000             --                 67,512
Vice Chairman --                         1998      402,455      367,157          31,250(4)         3,092,000           50,368
 Life Insurance                          1997      352,942      348,824          37,500(5)                --           44,118
E.G. Greenberg ........................  1999      603,846      630,000          50,000             --                 10,000
President and Chief                      1998      482,692      340,000          43,750(4)         3,092,000           10,000
 Operating Officer                       1997      328,846      310,000          46,875(5)                --            9,500

---------

(1) The LTIP payouts will be made by SICO pursuant to its Deferred Compensation Profit Participation Plan (the 'SICO Plan') and will not be paid by or charged to AIG. Amounts shown do not represent actual payments. Payments do not begin until the employee retires after reaching age 65. Payments are subject to forfeiture in the event of a voluntary termination prior to age
    65. Amounts shown in 1998 represent the value, based on the closing sale price of AIG Common Stock on December 31, 1998 ($77.30), of shares of AIG Common Stock allocated with respect to the January 1, 1997 to December 31, 1998 period but not distributed under the SICO Plan. The SICO Plan came into being in 1975 when the voting shareholders and Board of Directors of SICO, a private holding company whose principal asset consists of AIG Common Stock, decided that a portion of the capital value of SICO should be used to provide an incentive plan for the current and succeeding managements of all American International companies, including AIG. Participation in the SICO Plan by any person, and the amount of such participation, is at the sole discretion of SICO's Board of Directors, and none of the costs of the various benefits provided under such plan is charged to or absorbed by AIG. The SICO Plan provides that shares may be set aside by SICO for the benefit of the participant and distributed upon retirement. The SICO Board of Directors may permit an early pay-out of units under certain circumstances, but none of the individuals named in the Summary Compensation Table is eligible for such early pay-out with respect to units awarded to them. Prior to pay-out, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG prior to normal retirement age. In addition, SICO's Board of Directors may elect to pay a participant cash in lieu of shares of AIG Common Stock. In March, 1999, a determination was made as to the number of AIG shares allocable to the accounts of the participants in the SICO Plan with respect to units awarded in December, 1996 with respect to the January 1, 1997 to December 31, 1998 period. The values shown for the year 1998 represent the number of AIG shares allocated to named executive officers as follows: M.R. Greenberg -- 200,000 shares; Tizzio -- 80,000 shares; Matthews -- 60,000 shares; Tse -- 40,000 shares; and E.G. Greenberg -- 40,000 shares. All 1998 share amounts and sale prices are adjusted to reflect the stock split effected as a 25 percent stock dividend in July, 1999.

(2) Amounts shown for Messrs. M.R. Greenberg, Tizzio, Matthews and E.G. Greenberg represent matching contributions under AIG's 401(k) Plan. Amounts shown for Mr. Tse reflect contributions by AIG to the American International Companies (Hong Kong) Staff Provident Plan.

(3) Paid pursuant to the Chief Executive Officer Compensation Plan approved by the Shareholders in May, 1997.

(4) Adjusted to reflect stock split effected as a 25 percent stock dividend in July, 1999.

(5) Adjusted to reflect stock splits effected as a 50 percent stock dividend in July, 1998 and a 25 percent dividend in July, 1999.

    The following table summarizes certain information with respect to grants of options to purchase AIG Common Stock which were granted during 1999 to the five individuals named in the Summary Compensation Table, to all executive officers of AIG as a group, and to all employees.

                             OPTION GRANTS IN 1999

                                                                                               POTENTIAL REALIZABLE VALUE* AT
                                                      PERCENTAGE OF                               ASSUMED ANNUAL RATES OF
                                                      TOTAL OPTIONS                             STOCK PRICE APPRECIATION FOR
                                            OPTIONS    GRANTED TO     EXERCISE                          OPTION TERM
                                   DATE     GRANTED     EMPLOYEES       PRICE     EXPIRATION   ------------------------------
             NAME                OF GRANT     (1)      DURING 1999    PER SHARE      DATE      5 PERCENT(2)    10 PERCENT(3)
             ----                --------   -------    -----------    ---------   ----------   ------------    -------------
M.R. Greenberg.................   9/15/99   150,000        8.11       $90.1875      9/15/09     $ 8,507,765     $ 21,560,347
T.R. Tizzio....................   9/15/99    15,000         .81        90.1875      9/15/09         850,777        2,156,035
E.E. Matthews..................   9/15/99    30,000        1.62        90.1875      9/15/99       1,701,553        4,312,069
E.S.W. Tse.....................   9/15/99    30,000        1.62        90.1875      9/15/99       1,701,553        4,312,069
E.G. Greenberg.................   9/15/99    50,000        2.70        90.1875      9/15/99       2,835,922        7,186,782
All Executive Officers of AIG
 as a Group
 (25 individuals)..............   Various                                     (4)   Various
All Directors who are not
 Executive Officers of AIG as a
 Group (11 Individuals)........   Various    79,000                           (4)   Various
All Employees other than
 Executive Officers as a
 Group.........................   Various                N/A                  (4)   Various
All Shareholders Stock
 Appreciation(5)...............    N/A        N/A        N/A            N/A          N/A        $   billion     $    billion
All Unaffiliated Shareholders
 Stock Appreciation(5).........    N/A        N/A        N/A            N/A          N/A        $   billion     $    billion

---------

 * Options would have no realizable value if there were no appreciation or if there were depreciation from the price at which the options were granted.

(1) All options were granted pursuant to the 1991 Employee Stock Option Plan at an exercise price equal to the fair market value of such stock at the date of grant. The option grants to all executive officers including the named individuals provide that 25 percent of the options granted on any date become exercisable on each anniversary date in each of the successive four years.

(2) Appreciated price would be $146.91 per share for the individuals named,
    $     per share for all executive officers and a weighted average of $
    per share for all employees.

(3) Appreciated price would be $233.92 per share for the individuals named,
    $     per share for all executive officers and a weighted average of $
    per share for all employees.

(4) Weighted average exercise price per share.

(5) Calculated using the 1,549,128,046 shares of AIG Common Stock outstanding at December 31, 1999.

    The following table summarizes certain information with respect to the exercise of options to purchase AIG Common Stock during 1999 by the five individuals named in the Summary Compensation Table and the unexercised options to purchase AIG Common Stock held by such individuals at December 31, 1999.


      AGGREGATED OPTION EXERCISES DURING THE YEAR ENDED DECEMBER 31, 1999
                      AND DECEMBER 31, 1999 OPTION VALUES

                                                             NUMBER OF UNEXERCISED       VALUE OF UNEXERCISED
                                                                  OPTIONS AT             IN-THE-MONEY OPTIONS
                                 SHARES                        DECEMBER 31, 1999        AT DECEMBER 31, 1999(2)
                              ACQUIRED ON       VALUE      -------------------------   -------------------------
            NAME                EXERCISE     REALIZED(1)   EXERCISABLE/UNEXERCISABLE   EXERCISABLE/UNEXERCISABLE
            ----              ------------   -----------   -------------------------   -------------------------
M.R. Greenberg..............     --          $   --            1,128,123/349,220        $94,638,143/$12,323,417
T.R. Tizzio.................     50,788       3,734,570          367/394/ 61,876         30,741,785/  2,742,788
E.E. Matthews...............     55,371       4,846,014          359,842/ 86,251         30,040,626/  3,371,147
E.S.W. Tse..................     15,820       1,425,354          198,125/ 82,734         15,554,351/  3,127,974
E.G. Greenberg..............      4,271         415,419          106,656/116,797          7,243,948/  4,086,632

---------

(1) Aggregate market value on date of exercise (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

(2) Aggregate market value on December 31, 1999 (closing sale price as reported in the New York Stock Exchange Composite Transactions Report) less aggregate exercise price.

    Messrs. Dooley, Sandler and Smith, executive officers of AIG, were each granted options with to purchase 4,000 shares of common stock of 21st Century at a price of $17.813 per share on May 25, 1999 as compensation for service as directors of 21st Century. These options will become exercisable on May 25, 2000 and expire on May 25, 2000.

    The following table summarizes certain information with respect to benefits that the proxy rules classify as granted under Long-Term Incentive Plans which were granted during 1998 (with respect to the 1999-2000 period) to the five individuals named in the Summary Compensation Table.

             SICO LONG-TERM INCENTIVE PLANS  --  AWARDS IN 1998(1)

                    NAME                       NUMBER OF UNITS   PERFORMANCE PERIOD   ESTIMATED FUTURE PAYOUTS
                    ----                       ---------------   ------------------   ------------------------
M.R. Greenberg...............................      10,000            Two years             200,000 shares
T.R. Tizzio..................................       4,000            Two years              80,000 shares
E.E. Matthews................................       3,500            Two years              70,000 shares
E.S.W. Tse...................................       3,500            Two years              70,000 shares
E.G. Greenberg...............................       4,000            Two years              80,000 shares

---------

(1) Awards represent grants of units under the SICO Plan described in Note 1 to the Summary Compensation Table with respect to the two-year period from January 1, 1999 through December 31, 2000. The SICO Plan contains neither threshold amounts nor maximum payout limitations. The number of shares of AIG Common Stock allocated to a unit upon payout is based on a percentage selected by SICO's Board of Directors of between 20 percent and 100 percent of the increase of SICO's retained earnings attributable to the AIG Common Stock held by SICO over the two-year period. As a result, the number of shares to be allocated with respect to units held for the 1999-2000 period and the value of such shares cannot be determined at this time. The number of shares shown under 'Estimated Future Payouts' represent the number of shares allocable to the named individuals based upon the units awarded to them for the 1999-2000 period, assuming the percentage selected by the SICO Board of Directors and the increase in SICO's retained earnings for the 1999-2000 period were the same as those used to allocate the shares of AIG Common Stock for the 1997-1998 period. As noted in the description of the SICO Plan in Note 1 to the Summary Compensation Table, prior to pay-out, the participant is not entitled to vote, dispose of or receive dividends with respect to such shares, and the shares are subject to forfeiture under certain conditions, including but not limited to the participant's voluntary termination of employment with AIG prior to normal retirement age.

    In order to facilitate the performance of their management responsibilities, AIG provides to the individuals named in the Summary Compensation Table automobiles and drivers and to these individuals and other officers and employees the use of a yacht and corporate aircraft, club memberships, recreational opportunities and clerical and investment management services. These facilities are provided for use for business purposes and the costs thereof are considered ordinary and necessary business expenses of AIG. Any personal benefit any of these persons may have derived from the use of these facilities or from the services provided is regarded as incidental and the amount thereof has therefore not been included in the compensation shown in the Summary Compensation Table. In connection with his employment and relocation to New York, AIG has paid certain expenses involved with Mr. Wisner's purchase of a cooperative apartment and provided credit support for his mortgage. During 1998, Mr. Martin Sullivan, an executive officer, held a mortgage loan from AIG in connection with his relocation from London to New York. The maximum amount of such loan outstanding during 1999 and at January 31, 2000 was $285,375 at an interest rate of 4.94 percent per annum.

    Messrs. E.G. Greenberg, M.R. Greenberg, Matthews, Smith, Tizzio and Tse or certain of them, are directors and officers of SICO, directors and members of the Starr Foundation and directors and officers of Starr. These individuals also receive compensation as officers of Starr for services rendered to Starr as well as compensation from SICO for services rendered to SICO. These services are not considered to detract materially from the business time of these individuals available for AIG matters and such compensation is not included in the compensation for services to AIG shown in the Summary Compensation Table.

    AIG maintains a policy of directors and officers liability insurance for itself, its directors and officers, its subsidiaries, and their directors and officers. The premium for the year ending May 24, 2000 is approximately $1,808,000.

PENSION BENEFITS

    Through March 31, 1985, when such plan was terminated, employees of AIG and its subsidiaries who are citizens of the United States or non-citizens working in the United States were covered under the American International Group, Inc. Pension Plan, a contributory, qualified, defined benefit plan ('Original Pension Plan'). The annual pension for a participant was equal to 1.75% of Average Final Compensation multiplied by years of credited service as a participant (up to 40 years) less 1.4286% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). Average Final Compensation was defined as the average annual compensation of a participant during the 3 consecutive years in the last 10 years of his credited service affording the highest such average, or during all of the years of his credited service if less than 3 years. Benefits were paid monthly during the life of the participant, or, if applicable, during the joint lives of the participant and his contingent annuitant. The annual retirement allowance for participants with at least
10 years of credited service was not less than 50% of 1.75% of Average Final Compensation, multiplied by years of credited service, or $1,200, whichever was greater. On April 1, 1985, a new non-contributory, qualified, defined benefit plan ('Current Retirement Plan') was established, with provisions substantially the same as the Original Pension Plan, except for the non-contributory feature and except that in the annual pension formula described above, 1.25% of Average Final Compensation is multiplied by years of credited service as a participant (up to 44 years) less 1.25% of his Social Security Benefit multiplied by years of credited service (limited to 35 years). The 1.25% of Average Final Compensation is also used in the determination of the minimum retirement allowance. Effective January 1, 1989, the Current Retirement Plan formula changed in accordance with government mandated regulations from a Social Security offset to a Social Security integration method of computation where the offset is the average of the final three years' compensation but no greater than 150% of the employee's 'covered compensation' (the average of the Social Security Wage bases during the 35 years preceding the Social Security retirement age) times credited service up to 35 years, multiplied by an applicable Social Security retirement age factor. For employees terminating from active service after January 1, 1993, the benefit formula for credited service on and after April 1, 1985 changed from 1.25% to 1.35% of Average Final Compensation. Effective January 1, 1996, the Current Retirement Plan formula now equals 1.25% times Average Final Compensation up to 150% of the employee's 'covered compensation' plus 1.75% times Average Final Compensation in excess of 150% of 'covered compensation' times years of credited service prior to April 1, 1985 (up to 35 years) plus 1.75% times Average Final Compensation times years of credited service in excess of 35 years but limited to 40 years; plus .925% times Average Final Compensation up to 150% of the employee's 'covered compensation', plus 1.425% times Average Final Compensation in excess of 150% of 'covered compensation' times years of credited service after April 1, 1985 (up to 35 years), plus 1.425% times Average Final Compensation times years of credited service in excess of 35 years but limited to 44 years.

    As a result of the termination of the Original Pension Plan, all benefits accruing to the termination date became vested regardless of an employee's years of service and annuities were purchased for benefits payable under that plan. AIG was entitled to receive the surplus remaining in the Original Pension Plan, other than the portion of the surplus attributable to employee contributions.

    The AIG savings plan ('401(k) Plan') for employees provides for salary reduction contributions by employees and matching contributions by AIG. The retirement benefits for most employees who participate in both the Current Retirement Plan and the 401(k) Plan will be substantially greater than the benefits which would have been received under the Original Pension Plan.

    Annual amounts of normal retirement pension commencing at normal retirement age of 65 based upon Average Final Compensation and credited service under the Current Retirement Plan and a supplemental retirement plan (the 'Supplemental Plan') are illustrated in the following table:

                       ESTIMATED ANNUAL PENSION AT AGE 65

                                      TOTAL YEARS OF CREDITED SERVICE AS A PLAN PARTICIPANT
      3 YEAR AVERAGE        --------------------------------------------------------------------------
    FINAL COMPENSATION      10 YEARS   15 YEARS   20 YEARS   25 YEARS   30 YEARS   35 YEARS   40 YEARS
    ------------------      --------   --------   --------   --------   --------   --------   --------
  $ 125,000...............  $ 12,804   $ 27,804   $ 42,804   $ 57,804   $ 57,804   $ 57,804   $ 57,804
  $ 150,000...............    18,804     36,804     54,804     72,804     72,804     72,804     72,804
  $ 175,000...............    24,804     45,804     66,804     87,804     87,804     87,804     87,804
  $ 200,000...............    30,804     54,804     78,804    102,804    102,804    102,804    102,804
  $ 225,000...............    36,804     63,804     90,804    117,804    117,804    117,804    117,804
  $ 250,000...............    42,804     72,804    102,804    132,804    132,804    132,804    132,804
  $ 300,000...............    54,804     90,804    126,804    162,804    162,804    162,804    162,804
  $ 375,000...............    72,804    117,804    162,804    207,804    207,804    207,804    207,804
  $ 400,000...............    78,804    126,804    174,804    222,804    222,804    222,804    222,804
  $ 500,000...............   102,804    162,804    222,804    282,804    282,804    282,804    282,804
  $ 750,000...............   162,804    252,804    342,804    432,804    432,804    432,804    432,804
  $1,000,000..............   222,804    342,804    462,804    582,804    582,804    582,804    582,804
  $1,375,000..............   312,804    477,804    642,804    807,804    807,804    807,804    807,804

    With respect to the individuals named in the Summary Compensation Table, other than Mr. Tse, their respective years of credited service (under both plans) through December 31, 1999 are as follows: M.R. Greenberg -- 39 years; Tizzio -- 31.7 years; Matthews -- 26.2 years; and E.G. Greenberg -- 17.2 years. Pensionable salary includes the regular salary paid by AIG and its subsidiaries and does not include amounts attributable to supplementary bonuses or overtime pay. For such named individuals, pensionable salary during 1999 was as follows:
M.R. Greenberg -- $1,000,000; Tizzio -- $654,700; Matthews -- $681,154; and E.G.
Greenberg -- $605,769.

    During 1986, AIG adopted the Supplemental Plan to provide additional retirement benefits to designated executives and key employees. Under the Supplemental Plan, annual benefits, not to exceed 60% of Average Final Compensation, accrue at a rate of 2.4% of Average Final Compensation for each year of service or fraction thereof for each full month of active employment. The benefit payable under the Supplemental Plan is reduced by payments from the Original Pension Plan, the Current Retirement Plan, Social Security Benefit and any payments from a qualified pension plan of a prior employer. Messrs. E.G. Greenberg, M.R. Greenberg, Matthews, Smith and Tizzio were participants in the Supplemental Plan at December 31, 1999. Federal legislation limits the benefits which may be payable from the Current Retirement Plan. Effective January 1, 1991, the Supplemental Plan was amended to provide a benefit to most Current Retirement Plan participants in an amount equal to the reduction in the benefit payable as a result of the Federal limitation.

    Mr. Tse participates in the American International Companies (Hong Kong) Staff Provident Plan, a defined contribution plan which requires employee contributions of five percent of salary. Contributions to this plan by AIG vary based on employee service. During 1999, AIG contributed 12.5 percent of Mr. Tse's pensionable salary of $540,099 to the plan based on his 38.7 years of service.

CERTAIN TRANSACTIONS

    Certain transactions in 1999 effected in the ordinary course of business between AIG and its subsidiaries and SICO and Starr are summarized in the following table:

                                                                  SICO          STARR
                                                                  AND            AND
                                                              SUBSIDIARIES   SUBSIDIARIES
                                                              ------------   ------------
                                                                    (in thousands)
AIG and Subsidiaries Paid:
    For production of insurance business*...................     $--           $44,900
    For services (at cost)* *...............................      1,400         --
    Rentals.................................................      4,300             42
AIG and Subsidiaries Received:
    For services (at cost)* *...............................        500          9,600
    Rentals.................................................        100          1,400

---------

 * From these payments, which constituted approximately 34% of Starr's gross revenues for the year, Starr is required to pay its operating expenses and commissions due originating brokers. The amounts are paid at terms available to unaffiliated parties, and represent approximately 0.1% of the gross revenues of AIG.
                                              (footnotes continued on next page)

(footnotes continued from previous page)

* * These services are provided and obtained at a cost which, in the opinion of the management of AIG, does not exceed the cost of obtaining such services from unaffiliated sources.

    In addition, from time to time, a subsidiary of SICO may assume insurance risks from third party reinsurers which may have assumed risks from AIG subsidiaries.

REPORT OF THE STOCK OPTION AND COMPENSATION COMMITTEE ON EXECUTIVE COMPENSATION

    The Stock Option and Compensation Committee, currently comprised of Ms. Futter and Messrs. Cohen, Conable and Hoenemeyer, is the committee of the Board responsible for establishing the compensation of the Chief Executive Officer and setting policy for compensation at the senior levels of AIG, as well as administering AIG's various employee stock option and other compensation plans.

    In determining the compensation which is appropriate for both the Chief Executive Officer and other members of senior management, the Stock Option and Compensation Committee's starting point is AIG's salary administration philosophy, which is to pay within a range that helps meet business objectives while considering external and internal influences and the level of funding allocated to employee compensation. At senior positions, one of the objectives is to pay at a level that allows AIG to attract, retain and motivate key executives by paying them competitively compared to peers within a selected group of major companies in the insurance industry (which includes companies in addition to those in the peer groups used for the performance graph presented below) while comparing AIG's performance to the performance of those companies. In so doing, a variety of factors are considered, including the performance of AIG relative to those companies as measured by standards such as net income and its growth over prior periods, return on equity and property and casualty underwriting performance; the level of compensation paid to senior officers within the selected group of companies; the level of individual contribution by AIG's senior officers to the performance of AIG, and, in the case of the Chief Executive Officer, his compensation as a percentage of net income. In determining 1999 compensation, the Committee did not use a specific formula in evaluating the various factors, in determining the specific amount of compensation payable or in determining the allocation of compensation to salary, bonus and stock option grants but believes that such compensation is commensurate with the services rendered. The weight given to each factor with respect to each element of compensation is within the individual discretion and judgment of each member of the Committee. Each member also takes the appropriateness of the entire package into account when evaluating each element of compensation. With respect to the Chief Executive Officer, the bonus was determined based upon 1999 performance goals established by the Committee pursuant to a performance-based compensation plan (the '1997 Plan') adopted and approved by the shareholders in 1997. The 1999 performance goals utilized both return on equity and net income as such terms are defined in the 1997 Plan.

    AIG's after-tax return on equity (excluding capital gains) was 14.0 percent for 1998 and 15.1 percent for 1999. The average after-tax return on equity (excluding capital gains) of the New Peer Group used for the performance graph presented below, was reported by Conning & Company, a leading insurance research and asset management company, to be 8.0 percent for 1998 and estimated by Conning to be 8.6 percent for 1999, respectively. AIG evaluates underwriting performance on the basis of the combined ratio (which is the sum of the statutory loss ratio and the statutory expense ratio), a measure of underwriting performance commonly used by property and casualty insurers. AIG's property and casualty underwriting performance for 1998 and 1999, as measured by its combined ratio, exceeded that of the New Peer Group. AIG's combined ratios for 1998 and 1999 were 96.36 and 96.35, respectively, while those for the New Peer Group averaged 104.2 and 105.9, respectively. The total compensation of the Chief Executive Officer for 1999 represented approximately .12 percent of net income of AIG for that year.

    As part of its consideration of the Chief Executive Officer's compensation, the Committee reviewed the successful conclusion of major transactions during the year, including in particular, the integration of the operations of SunAmerica. The Committee also reviewed the activities and accomplishments of the Chief Executive Officer in promoting the long-term interests of AIG through participation in the debate on the future of the financial services and insurance industries, in discussions on trade relations and international affairs and in other similar endeavors.

    On the basis of the general factors set forth above, the Committee determined in 1998 the base salaries and participation in the supplementary bonus program for 1999 and bonuses for 1998 performance, and in 1999, the base salaries and participation in the supplementary bonus program for 2000 and the bonuses for 1999 performance.

    The Committee has recognized, in making these compensation determinations, that AIG has traditionally encouraged long-term strategic management and the enhancement of shareholder value by providing high performing key executives the opportunity for superior capital accumulation over the course of their careers with AIG in the form of stock options. This is a tradition that the Committee believes to have contributed significantly to AIG's considerable success over the years.

    Section 162(m) of the Internal Revenue Code (the 'Code') denies a tax deduction to any publicly-held corporation such as AIG for compensation paid to the chief executive officer and four most highly compensated officers of a corporation in a taxable year to the extent that any such individual's compensation exceeds $1,000,000 unless certain requirements for performance-based compensation are satisfied. It is currently the intention of AIG that all compensation for the Chief Executive Officer in excess of $1,000,000 will be performance-based and therefore will be deductible in accordance with Section 162(m). Bonus payments to the Chief Executive Officer for 1999 pursuant to the 1997 Plan will be deductible by AIG for federal income tax purposes.

    No member of the Committee is a former or current officer or employee of AIG or any of its affiliated companies or is receiving compensation from AIG in any capacity other than as a director of AIG and certain of its subsidiaries or as a committee member of a committee of directors.

                                         Stock Option and Compensation Committee
                                         American International Group, Inc.

                                         Marshall A. Cohen
                                         Barber B. Conable, Jr.
                                         Ellen V. Futter
                                         Frank J. Hoenemeyer

PERFORMANCE GRAPH

    The following Performance Graph compares the cumulative total shareholder return on AIG Common Stock for a five year period (December 31, 1994 to December 31, 1999) with the cumulative total return of the Standard & Poor's 500 stock index (which includes AIG) and a peer group of companies (the 'New Peer Group') consisting of seven multi-line or property/casualty insurance companies to which AIG compares its business and operations: Allstate Corporation, Chubb Corporation, CNA Financial Corporation, Hartford Financial Services Group, Inc. (formerly known as ITT Hartford Group, Inc.), SAFECO Corporation, The St. Paul Companies and Travelers Property Casualty Corp. The Performance Graph also compares the cumulative total return on AIG Common Stock to the return of a group of companies comprised of Chubb Corporation, CIGNA Corporation, CNA Financial Corporation, Hartford Financial Services Group, Inc. and The St. Paul Companies (the 'Old Peer Group'), to whom AIG compared itself in the 1999 Performance Graph. The Performance Graphs for the years prior to 1996 included Aetna Life & Casualty Company, which was acquired by The Travelers Corporation. The Performance Graphs for the years prior to 1998 included General Re Corporation, which was acquired by Berkshire Hathaway, Inc. The Performance Graphs for the years prior to 1998 included USF&G Corporation, which was acquired by The St. Paul Companies. Hartford Financial Services Group, Inc. was not included in the Performance Graphs for 1995 because prior to becoming a publicly-traded company in December 1995, it was included in ITT Corporation, and AIG did not believe that ITT Corporation was comparable to AIG in its overall business and operations. Travelers Property Casualty Corp. became a publicly-traded Company in April 1996, but AIG did not consider that company comparable in overall operations to AIG until 1999. In light of the lack of any historical trading information with respect to Hartford Financial Services Group, Inc., and Travelers Property Casualty Corp. the addition of these companies to their respective peer groups had no impact on the returns set forth below, other than on the returns for the years ended December 31, 1996 through 1999. The years prior to 1999 included CIGNA Corporation which has sold its property/casualty business so that AIG no longer considers it to be comparable to AIG in its overall business and operations. Allstate Corporation and SAFECO Corporation have been added to the New Peer Group as AIG believes that its increased personal lines business makes such companies more comparable to AIG. Dividend reinvestment has been assumed and, with respect to companies in the peer groups, the returns of each such company have been weighted to reflect relative stock market capitalization.

                         FIVE YEAR CUMULATIVE TOTAL RETURNS
                     VALUE OF $100 INVESTED ON DECEMBER 31, 1994
                            TOTAL SHAREHOLDERS RETURNS


                               [PERFORMANCE GRAPH]


                                             1994     1995     1996     1997     1998     1999
                                             ----     ----     ----     ----     ----     ----
AIG.......................................  100.00   142.15   166.97   252.35   337.13   472.52
S&P 500...................................  100.00   137.58   169.17   225.60   290.08   351.12
New Peer Group............................  100.00   154.05   193.33   273.68   241.82   200.05
Old Peer Group............................  100.00   147.46   175.70   232.76   228.57   226.75

 II. APPROVAL OF A PROPOSAL TO AMEND THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED NUMBER OF SHARES OF COMMON STOCK

    Your Board of Directors recommends that the shareholders approve a proposal to amend the Restated Certificate of Incorporation, as amended, of AIG (the 'Certificate') to increase the authorized shares of AIG Common Stock from 2,000,000,000 shares to 5,000,000,000 shares.

    At January 31, 2000 there were 1,549,773,813 shares of AIG Common Stock outstanding, and an additional 110,933,277 shares of AIG Common Stock were held in AIG's treasury or by AIG subsidiaries. If the amendment is adopted, approximately 3,339,000,000 shares of AIG Common Stock would be authorized and unissued. At December 31, 1999, there were 29,354,203 shares of AIG Common Stock reserved for issuance pursuant to exercise of stock options under the various AIG option plans, exercise of options and deferred share and share unit obligations under the various SunAmerica plans and exercise of purchase privileges under the AIG Employee Stock Purchase Plan. There are no pre-emptive rights relating to the AIG Common Stock. Except to the extent that AIG may issue the shares of AIG Common Stock pursuant to its stock purchase and stock option plans, AIG has not entered into any agreements or understanding, and has no present plans, for the issuance of additional shares of AIG Common Stock, but wishes to have such shares available for future issuances as the need may arise. No further shareholder approval would be required prior to the issuance of the additional shares authorized by this amendment.

    The Board's purpose in proposing the increase in the number of authorized shares of AIG Common Stock is to have shares available for future issuances from time to time as and when the Board determines that such issuances may be desirable. The Securities and Exchange Commission requires AIG to discuss how such shares could be used to make it more difficult to effect a change in control of AIG. For example, the additional shares of AIG Common Stock could be used to dilute the stock ownership of a person seeking to obtain control of AIG or could be privately placed with purchasers who would support the Board in opposing a hostile takeover attempt. This proposal to amend the Certificate is not in response to any effort of which AIG is aware to accumulate AIG Common Stock or obtain control of AIG, nor is it part of a plan by management to recommend a series of similar amendments to the Board of Directors and shareholders. The Board does not presently contemplate recommending the adoption of any other amendments to the Certificate which could be construed to affect the ability of third parties to acquire or change control of AIG.

    In addition to AIG Common Stock, under the current Certificate, AIG is authorized to issue 6,000,000 shares of Serial Preferred Stock, par value $5.00 per share, in such series and with such terms as the Board may approve. As of the date of this Proxy Statement, there were no shares of such Serial Preferred Stock outstanding.

    Approval of this amendment of the Restated Certificate of Incorporation requires approval by a majority of the shares of AIG Common Stock entitled to vote thereon. As a result, any shares not voted (whether by abstention, broker non-vote or otherwise) will have the same effect as a vote against the proposal.

    Your Board of Directors recommends a vote FOR the proposal to approve this amendment.

         III. APPROVAL OF A PROPOSAL TO ADOPT A 1999 STOCK OPTION PLAN

    General. The Board of Directors (the 'Board') of AIG adopted the 1999 Stock Option Plan (the 'Plan') which is attached as Appendix A, on September 15, 1999, subject to the approval of shareholders. The Board of Directors believes that AIG's interests are advanced by providing certain key employees of AIG and its subsidiaries, and members of the Board, with an additional incentive to continue their efforts on behalf of AIG and its subsidiaries, as well as to attract people of training, experience and ability to AIG and its subsidiaries.

    Eligibility. Under the Plan, AIG may grant stock options to employees of AIG and its subsidiaries and to members of the Board. Stock options that are intended to qualify as 'incentive stock options' within the meaning of Section 422 of the Internal Revenue Code of 1986 (the 'Code') may only be granted to employees. Since the eligibility for awards, and the amount of any award, is determined by the Committee (as defined below under 'Administration'), future benefits under the Plan are not currently determinable. However, in light of the similar nature of the Plan to AIG's 1991 Stock Option Plan, there does not appear to be any reason to believe that the awards granted in 1999 to the named executive officers, the executive officers of AIG as a group or all other employees at AIG as a group would have been increased had they been made under the proposed Plan.

    Administration. The Plan will be administered by a committee (the 'Committee'), to be appointed solely from members of the Board who are not and have not been officers of AIG or its subsidiaries. The Committee is authorized to select employees of AIG and its subsidiaries to receive options under the Plan, determine the time when such options will be granted, the terms of such options and the number of shares for which options are granted. The Committee is authorized to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action, in connection with the Plan and any stock options granted thereunder, as it deems necessary or advisable. The Board may, in its sole discretion at any time and from time to time grant stock options (including grants to members of the Board who are not employees of the Company and its subsidiaries) or administer the Plan, in which case the Board will have all of the authority and responsibility granted to the Committee.

    Stock issuable Under the Plan. The maximum aggregate number of shares of common stock that may be issued under the Plan may not exceed 10,000,000 shares. Upon the expiration or termination of any unexercised stock option, the underlying shares of common stock will again be available for issuance.

    The maximum number of shares as to which stock options may be granted to any one individual in any one year may not exceed 250,000 shares (subject to adjustment) and no individual may receive options under the Plan exercisable for more than 10% of the aggregate number of shares of Common Stock issuable under the Plan. Further, the aggregate fair market value (determined as of the time the option is granted) of Common Stock with respect to which incentive stock options are exercisable for the first time by an eligible employee during any calendar year under all stock option plans of AIG and of any subsidiary of AIG may not exceed $100,000.

    On April  , 2000, the closing price of the Common Stock on the New York
Stock Exchange was $       per share.

    Stock Options. Stock options entitle the holder to purchase shares of Common Stock at a per share price determined by the Committee or the Board which price will not be less than 100% of the fair market value of the Common Stock on the date on which it is granted. Except in the case of a termination of employment as discussed below, a stock option may not be exercised for one year after the date on which it is granted, and thereafter may be exercised in such installments as is determined by the Committee or the Board at the time the stock option is granted. In no event, however, may options be exercisable after 10 years from the date of grant.

    If any employee dies, is disabled or retires after the normal retirement age, the option will remain exercisable for its original term. If an employee's employment terminates for any other reason, the option may, with the consent of the Committee or the Board, be exercisable after the date of termination.

    Payment of the exercise price of an option may be made in cash or shares of Common Stock, or a combination thereof. The Committee, however, may in its discretion and upon the request of the optionee defer the delivery of any shares of Common Stock deliverable upon exercise of an option.

    Stock options granted under the Plan are non-transferable, except by will or the laws of descent and distribution, and such options may be exercised, during his or her lifetime, only by the optionee.

    Adjustments. The number of shares of Common Stock issuable under the Plan, and the terms of any outstanding option, may be adjusted by the Committee or the Board to reflect any recapitalization, stock split, stock dividend, combination, merger, consolidation, rights offering or other change in the corporation structure or shares of AIG.

    Federal Income Tax Consequences. Upon the grant or exercise of an incentive stock option, no income will be realized by the optionee for federal income tax purposes and AIG will not be entitled to any deduction. If the Common Stock acquired upon exercise is not disposed of within the one-year period beginning on the date of the transfer of the Common Stock to the optionee, nor within the two-year period beginning on the date of the grant of the option, any gain or loss realized by the optionee upon the disposition of such shares will be taxed as long-term capital gain or loss. In such event, no deduction will be allowed to AIG. If the Common Stock is disposed of within the one-year or two-year periods referred to above, the optionee will realize ordinary income at the time of disposition in an amount equal to the excess of the fair market value of the Common Stock on the date of exercise (or, if less, the net proceeds of the disposition) over the exercise price, and AIG will be entitled to a corresponding deduction.

    The use of shares previously acquired through the exercise of an incentive stock option in satisfaction of all or a part of the exercise for another option (whether or not an incentive stock option) is a disposition of the previously acquired shares for purposes of the one-year and two-year holding periods described above. All shares acquired upon the exercise of an incentive stock option, including previously acquired shares used in satisfaction of all or a part of the exercise price, are considered to have been acquired upon the date of exercise for purposes of the one-year and two-year holding periods.

    Upon the grant of a nonqualified option, no income will be realized by the optionee for federal income tax purposes, and AIG will not be entitled to any deduction. Upon the exercise of such an option, the optionee will realize ordinary income in the amount by which the fair market value of the Common Stock at the time of exercise exceeds the exercise price, and AIG will be entitled to a corresponding deduction. The Committee may permit an optionee to satisfy AIG's obligation to withhold required taxes upon the exercise of a nonqualified option by having AIG retain the number of shares of Common Stock, the fair market value of which is equal to the required withholding amount.

    An optionee who makes an election to defer receipt of shares upon exercise of the option, will not be subject to income tax on the date of exercise for the 'option gain' -- the difference between (i) the fair market value of the total number of shares subject to the option exercise and (ii) the total option exercise price. The optionee will be subject to federal income tax (and applicable state and local income taxes) on the deferred shares on the date he or she is entitled to the shares, based on their value at that date. The holding period for the deferred shares will not begin until the date the optionee is entitled to receive the shares, and his or her basis will be equal to the fair market value of the shares on that date.

    Approval of the Plan requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

    Your Board of Directors recommends a vote FOR the proposal to adopt the Plan.

                          IV. SELECTION OF ACCOUNTANTS

    The Audit Committee and the Board of Directors have recommended the employment of PricewaterhouseCoopers LLP as independent accountants of AIG for 2000. Representatives of that firm are expected to be present at the Annual Meeting with an opportunity to make a statement if they desire to do so and to be available to respond to appropriate questions.

    Approval of the selection of accountants requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

    Your Board of Directors recommends a vote FOR the proposal to employ PricewaterhouseCoopers LLP.

                            V. SHAREHOLDER PROPOSAL

    The Presbyterian Church (U.S.A.), 100 Witherspoon Street, Louisville, Kentucky 40202, which states that it owns 120,470 shares of AIG Common Stock, has notified AIG in writing that it intends to present a resolution for action by the shareholders at the Annual Meeting. The Dominican Sisters of Hope, 320 Powell Avenue, Newburgh, New York 12550-3498 and the Society of St. Ursula, 139 South Mill Road, Rhinebeck, New York 12572-2507, who state that they hold 562 shares and 600 shares, respectively, have notified AIG that they are joining as proponents of the resolution to be proposed by the Presbyterian Church (U.S.A.) The text of the resolution and the supporting statement submitted by the sponsors are as follows:

         'AMERICAN INTERNATIONAL GROUP INDEPENDENT NOMINATING COMMITTEE

WHEREAS, American International Group has, as a practical matter, no Nominating Committee, the full Board acting on the recommendation of the Executive Committee, most of whom are top management officials of American International Group;

WHEREAS, we believe our company would benefit from the leadership of directors who have been nominated through an independent process;

WHEREAS, five of the eight persons elected to the Board since 1996 have been employees of the company and its subsidiaries;

WHEREAS, we believe the creation of a Nominating Committee composed of independent directors would strengthen the possibility of having directors who will bring a fresh, independent viewpoint when needed to our Board's deliberations;

RESOLVED, that the Board of Directors create a Nominating Committee of at least four members, all of whom shall be independent directors who:

        1. have not been executives of the company or its affiliates during the last five years,

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

        2. are not, and have not been, members of organizations that are among the company's paid advisors or consultants,

        3. are not employed by significant customers or suppliers,

        4. do not, and did not, have personal services contracts with the company,

        5. are not employed by tax-exempt organizations that receive significant contributions from the company,

        6. are not relatives of any management of the company,

        7. are not officers of corporations which the Chairman, CEO, President, or any other officer of American International Group serves as a director.

                              SUPPORTING STATEMENT

    We religious shareholders believe that directors who are free of any relationships which might influence or preclude their ability to exercise oversight of management and operations when needed are beneficial to a corporation. Such independence serves shareholders in numerous ways including resolution of conflicting views within management, or raising important financial, public policy or corporate policy and practice issues, such as equal employment opportunity and workforce diversity.

    Corporate leaders and institutional investors recognize the value of independence. A November 1992 survey of 600 directors of Fortune 1,000 corporations, conducted by Directorship and endorsed by the Business Roundtable, found that 93 percent believed that a majority of the board should be composed of outside, independent directors. A majority also believed that the nominating committee should consist entirely of outside, independent directors. We agree.

    A Nominating Committee composed solely of independent directors would remove any question that candidates for the Board had been selected only by the current management. The use of the AIG Executive Committee, most of whose members are current management, to initially screen possible board members may result in a Board with independent, impartial directors. This is not guaranteed, however. The adoption of this proposal would establish an unclouded process, and insure that candidates are proposed through a thoroughly independent, objective process. Management controls nearly 30 percent of the shares voted, and wants its views taken into consideration. The views of the shareholders supporting this proposal, (over 24 percent voted for this proposal in 1999) should be as well. We again ask for your support.'

                      MANAGEMENT'S STATEMENT IN OPPOSITION

    Your Board of Directors opposes this proposal. Your current Board and its predecessors have led AIG to prosperity and growth in value for all shareholders; AIG's long-term performance has consistently outpaced that of its competitors. Your Board of Directors does not believe that there would be any demonstrable improvement in the composition of the Board or the performance of AIG if the proposal were to be adopted. Your Board of Directors stresses the complete participation of all members in the Board decision-making process, without distinction based on employee or independent status. Your Board believes that the views of management are critically important to the nominating process at AIG, where management directors have substantial personal ownership of AIG shares and their interests as shareholders are entirely consistent with those of nonaffiliated shareholders. There is no justification for excluding this substantial interest from the nominating process. Because in practice your Board serves as a committee of the whole in determining nominees for membership, the views of the independent directors are well represented. Any member of the Board can present names for consideration, and no action is taken on any candidate until that candidate is discussed with each non-employee member of the Board. In sum, your Board of Directors believes that its existing policies and practices with respect to the nominating process have resulted in significant benefit to both AIG and its shareholders, and that the suggested changes are neither necessary nor appropriate. Therefore, your Board of Directors urges a vote against this proposal.

    Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

    Your Board of Directors recommends a vote AGAINST this proposal.

                            VI. SHAREHOLDER PROPOSAL

    Catholic Healthcare West, 1700 Montgomery Street, Suite 300, San Francisco, California 94111-1024, which states that it owns 54,997 shares of AIG Common Stock, has notified AIG in writing that it intends to present a resolution for action by the shareholders at the Annual Meeting. The text of the resolution and the supporting statement submitted by the sponsor are as follows:

         'FINANCIAL AND SOCIAL ACCOUNTABILITY IN EXECUTIVE COMPENSATION

    We believe that both social and financial criteria should be factors in fixing compensation packages for top corporate officers. Public scrutiny on compensation has reached a new intensity -- not just for the Chief Executive Officer, but for all executives. Too often, top executives receive considerable increases in compensation packages even when corporate financial performance is mediocre or poor and stockholders watch dividends slip and stock prices drop.

    Increases in CEO compensation continue to dwarf the compensation increases enjoyed by employees. In the 1990's, while corporate profits rose 108%, workers' pay rose 28% while CEO pay increased by 481%.

    Shareholders need to be vigilant and challenge executive pay packages that reward bad social or financial performance, asking themselves: if top officers' pay for a given year should be reduced if the company suffers from poor corporate citizenship that harms our corporate image or results in costly fines, protracted litigation, loss of government contracts, or significant loss of market share on their watch.

    Companies such as Bristol-Myers Squibb, Eastman Kodak, IBM and Procter and Gamble have reported to shareholders on how they integrate these factors into their compensation packages, understanding the importance of being socially responsible.

    We believe these questions deserve the careful scrutiny of our Board of Directors and the Compensation Committee and go beyond what the SEC requires a company to include in the annual proxy statement.

    RESOLVED: Shareholders request the Board institute a special Executive Compensation Review and prepare a report available to shareholders four months from the date of the annual meeting, with the results of the review and recommended changes in practice. This review shall cover pay, benefits, perks, stock options, and special arrangements in the compensation packages for top executives. The review should focus on the following questions:

    1. Ways to link executive compensation more closely to financial performance with proposed criteria and formulae.

    2. Ways to link compensation to corporate social performance (e.g., incentives given for meeting or surpassing certain goals such as increasing investments targeted toward the revitalization of distressed urban and rural areas).

    3. Comparison of compensation packages for company officers with lowest paid company employees in the U.S. and around the world.

    4. Whether there should be a ceiling on top executives' salaries to prevent our company from paying excessive compensation or a ratio linking the top salary and the lowest salary.

    5. Whether compensation should be frozen in the event of massive layoffs.'

                      MANAGEMENT'S STATEMENT IN OPPOSITION

    Your Board of Directors opposes this proposal. While your Board strongly believes that executive compensation should be directly linked to financial performance, your Board believes that this objective is best achieved through action and not through study. As discussed in the Report of the Stock Option and Compensation Committee on Executive Compensation, the Committee considered a number of measures of financial performance in setting the compensation of the senior managers of AIG. Moreover, the Committee expressly considered the pay practices of AIG competitors. These actions are much more effective in linking executive compensation to financial performance than any compensation study the Board could have prepared.

    Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

    Your Board of Directors recommends a vote AGAINST this proposal.

                           VII. SHAREHOLDER PROPOSAL

    The Sisters of Mercy of the Americas, 2039 North Geyer Road, St. Louis, Missouri 63131-3399, who state that they own 26,719 shares of AIG Common Stock, have notified AIG in writing that they intend to present a resolution for action by the shareholders at the Annual Meeting. The Marquis George MacDonald Foundation, Inc., c/o Northern Trust Bank, Bowling Green Station, P.O. Box 14, New York, New York 10274-0014, and Immaculate Heart Missions, Inc., 4651 North 25th Street, Arlington, Virginia 22207, who state that they hold 800 shares and 2,625 shares, respectively, of AIG Common Stock, have notified AIG that they are joining as proponents of the resolution to be proposed by the Sisters of Mercy of the Americas. The text of the resolution and the supporting statement submitted by the sponsors are as follows:

                       'EQUAL EMPLOYMENT DIVERSITY REPORT

    Equal employment is a key issue for shareholders. The bipartisan Glass Ceiling Commission Study released in 1995 explains that a positive diversity record also has a positive impact on the bottomline. This study is important for shareholders because it shows how many corporations in the United States select for advancement from less than 50 percent of the total talent available in our work force.

     Women and minorities comprise 57 percent of the work force, yet represent only 3 percent of executive management positions.

     Women who were awarded more than half of all master degrees represent less than 5 percent of senior-level management positions.

    These statistics show the limits placed on selecting the most talented people for top management positions.

    Not attending to diversity impacts the bottomline because of the real costs of discrimination cases, the potential loss of government contracts and the financial ramifications of a damaged corporate image.

    a) In 1996 Texaco settled the largest racial discrimination lawsuit in U.S. history, costing a reported $170 million to the company and stockholders. Texaco's public image was tarnished and the company faced a consumer boycott.

    b) In 1996 the Wall Street Journal reported that Shoney's earnings for fiscal year 1992 posted a direct loss of $16.6 million as a result of settling a racial discrimination suit for $134.5 million.

    c) In 1997 Denny's reported it was still trying to win back its minority customers, dating back to the 1992 discrimination complaints against Denny's.

    d) In 1998 Smith Barney agreed to spend $15 million on diversity programs to settle a case brought by plaintiffs charging sexual harassment.

    More than 150 major employers publicly report on work force diversity to their shareholders. Primary examples are Disney/ABC Commitment Report, USAir Affirming Workplace Diversity Report, Intel Diversity Report, Monsanto Diversity Report, and Texaco Diversity Report. These companies and many other regularly provide reports describing diversity progress and challenges. Often companies will also include this information in their annual reports.

    RESOLVED: Shareholders request our company prepare a report at reasonable cost that may omit confidential information on the issues described below.

    (1) An updated Diversity Report to be available to shareholders four months from the date of the annual meeting, that includes:

        a. the EEO-1 report in standard federal government categories according to gender and race in each of the nine major EEOC-defined categories for the previous three years;

        b. a description of any policies and programs oriented specifically toward increasing the number of managers who are qualified females and/or ethnic minorities;

        c. a description of the company's efforts to increase its business with females and minority suppliers and service-providers.

        d. any federal audit, corporate management review, and letter of compliance with corrective measures enacted to protect any government contracts.

    (2) A report on any material litigation in which the company is involved concerning race, gender and the physically challenged.

                      MANAGEMENT'S STATEMENT IN OPPOSITION

    Your Board of Directors opposes this proposal. AIG is fully committed to providing equal employment opportunity and complying with equal employment laws. It is AIG's policy to recruit, hire, train and promote into all job levels the most qualified applicants without regard to race, color, religion, sex, national origin, age, handicap or veteran status. All employees at every level are judged only on the basis of their contribution to AIG with emphasis placed on qualities such as imagination, initiative and integrity. Your Board of Directors believes that the key to non-discrimination is a qualitative rather than a quantitative methodology.

    Your Board of Directors urges a vote against this proposal. The goal of equal employment opportunity is worthy; it is also one to which AIG has always been committed. In your Board of Directors' judgment, providing reports is not the appropriate approach and would not enhance AIG's efforts to provide equal opportunity.

    Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

    Your Board of Directors recommends a vote AGAINST this proposal.

                           VIII. SHAREHOLDER PROPOSAL

    The AFL-CIO Staff Retirement Plan, 815 Sixteenth Street, N.W., Washington, D.C. 20006, who states that it owns 11,700 shares of AIG Common Stock, has notified AIG in writing that it intends to present a resolution for action by the shareholders at the Annual Meeting. The text of the resolution and the supporting statement submitted by the sponsor are as follows:

'SHAREHOLDER PROPOSAL -- AMERICAN INTERNATIONAL GROUP

    RESOLVED, that the shareholders of American International Group, Inc. ('AIG' or the 'Company') urge the board of directors of AIG (the 'Board') to adopt a policy requiring that a majority of directors on the Board be independent. A director is independent if he or she: (1) has not been employed by the Company or any subsidiary of the Company in the last five years, (2) is not, and is not affiliated with, a company or firm that is an adviser or consultant to the Company or a member of the Company's senior management, (3) is not affiliated with a significant customer or supplier of the Company, (4) has not had, within the last five years, a business relationship with the Company (other than service as a director) for which the Company has been required to make disclosure under Regulation S-K of the rules of the Securities and Exchange Commission, (5) is not an officer of a company on whose board the Company's chairman and chief executive officer serves, (6) does not have a personal service contract with the Company, and (7) is not an immediate family member of any person described above.

                              SUPPORTING STATEMENT

    The corporate board of directors serves as the central mechanism for monitoring management on behalf of the firm's shareholders. Because the board's vigilance in carrying out that role is so important to corporate functioning, and because the interests of non-independent directors may be aligned with management, we believe that it is critical for corporate boards to consist of a majority of independent directors. As stated by Robert Rock, chairman of the National Association of Corporate Directors in the summer 1996 issue of Directors and Boards, 'A director's greatest virtue is the independence which allows him or her to challenge management decisions and evaluate corporate performance from a completely free and objective perspective. A director should not be beholden to management in any way.' Studies have shown that outside directors are more likely to remove CEOs at underperforming companies, M.S. Weisbach, 'Outside Directors and CEO Turnover,' J. Fin. Econ. 20, 431-460
(1988), and that corporations with active and independent boards enjoy superior performance. Ira Millstein & Paul MacAvoy, 'The Active Board of Directors and Improved Performance of the Large Publicly-Traded Corporation,' Yale School of Management Working Paper No. 49 (1997).

    AIG's board is dominated by non-independent directors. Of the 19 directors, ten -- more than half -- are officers of AIG or one of its subsidiaries. One director is affiliated with a law firm that has provided legal services to AIG, and another provides consulting services to the Company. Still another director provided consulting services to AIG until the consulting contract was terminated in December 1998.

    We believe that AIG would benefit from a more independent board. The definition of independence established in this proposal provides clear guidance in determining whether a director is independent, and operates to exclude directors whose relationships with the Company may compromise their objectivity.'

                      MANAGEMENT'S STATEMENT IN OPPOSITION

    Your Board of Directors opposes this proposal. In the selection of candidates for Board membership, your Board seeks to select and recommend the best qualified persons based upon their individual talents, experience and abilities. In considering potential candidates, your Board considers whether the candidate has a relationship with AIG and this factor is given appropriate consideration by the Board. However, the Board does not believe that this is the sole or exclusive criteria for Board membership. As a result, this proposal, if enacted, would compromise your Board's responsibility to recommend only those individuals who would best serve the interests of the shareholders and hinder its ability to make recommendations based on the composition of the Board as a whole.

    Your current Board and its predecessors have led AIG to prosperity and growth in value for all shareholders; AIG's long-term performance has consistently outpaced that of its competitors. Your Board of Directors does not believe that there would be any demonstrable improvement in the composition of the Board or the performance of AIG if the proposal were to be adopted.

    Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

    Your Board of Directors recommends a vote AGAINST this proposal.

                            IX. SHAREHOLDER PROPOSAL

    Mr. Scott R. Nelson, 164 Lexington Avenue #3, New York, New York 10016, who states that he owns 2,162 shares of AIG Common Stock, has notified AIG in writing that he intends to present a resolution for action by the shareholders at the Annual Meeting. Anne Ellsworth, 2 Mason Street, Cambridge, Massachusetts 02138, who states that she holds 19,616 shares of AIG Common Stock, has notified AIG that she is joining as proponent of the resolution to be proposed by Mr. Scott R. Nelson. The text of the resolution and the supporting statement submitted by the sponsors are as follows:

'A SHAREHOLDER RESOLUTION CALLING FOR THE DEMOCRATIC ELECTION OF THE BOARD OF DIRECTORS

    WHEREAS, the American Heritage Dictionary of the English Language defines the verb 'elect' as follows: '1. To select by vote for an office; 2. To choose, especially after deliberation.'

    WHEREAS, each year shareholders of American corporations are asked to participate in an exercise called 'Election of Directors' which bears little resemblance to the word election as commonly used in any democratic country;

    WHEREAS, shareholders have no real choice in the election of directors. Even if an overwhelming majority of shareholders oppose a director nominee, that person will serve as director so long as he or she gets one vote. The real election for directors occurs within the boardroom, with shareholders relegated to a rubber-stamp process of affirmation;

    WHEREAS, the board of directors, acting as an agent of shareholders, plays a vital role in the governance of the corporation. The board assures that the company is meeting its responsibility to all of its stakeholders: shareowners, employees, customers, communities and the environment;

    WHEREAS, a well-functioning board is made up of independent directors who bring a diverse range of experiences and perspectives to their service of shareholders;

    WHEREAS, American International Group's 19-member Board includes 10 members who are employees of the company or its subsidiaries. The last proxy statement reported that two of the three new directors elected in early 1999 were also company employees;

    RESOLVED, that the company's Board take the necessary steps to allow shareholders to have more democratic Board elections. This shall be achieved by assuring there are at least 50% more director nominees than there are seats to be filled (e.g. if six Board seats are open, at least nine nominees shall be placed before shareholders). Shareholders request that the Board, when choosing additional nominees, give special consideration to candidates from diverse backgrounds, including directors with key relationships to employees and communities.

                              SUPPORTING STATEMENT

    American International Group is one of only a handful of Fortune 500 companies to have company employees fill a majority of director seats. We believe there are inherent conflicts of interest in having insiders making many Board decisions, especially those concerning executive compensation.

    In the past, our management has argued that the current Board configuration has served the company and its shareholders well. It is, however, shareholders who retain the right and responsibility to elect Directors. This resolution asks simply that shareholders be given a choice. If shareholders agree with the management and Board position that the company's stakeholders are best served by a Board with a majority of insiders, then current Directors should have nothing to fear. If however, shareholders believe the company's stakeholders could be better served by having Directors with a broader range of perspectives and experiences, then shareholders should have the right to make this change.

    PLEASE VOTE YES.'

                      MANAGEMENT'S STATEMENT IN OPPOSITION

    Your Board of Directors opposes this proposal. Your Board believes that the appropriate role of the Board is to provide shareholders with a slate of candidates for Board membership whom the Board believes, in its best judgment, to be the most qualified and who are ready, willing and able to oversee the management of the affairs of AIG. It is not the role of the Board to create a political environment, such as this proposal would foster, in which nominees compete with each other for the available directorships.

    Your Board believes that the proposal would significantly reduce the pool of candidates available to serve as directors. Many qualified individuals who are willing to give up their time for Board service may not be willing to do so if they are forced to engage in an election campaign in which the Board is a passive bystander. Moreover, these elections could distract the Board from its duties and create divisiveness within the Board itself. Your Board believes that its time and efforts are best spent in managing the business and affairs of AIG and not creating election contests.

    The present system of nominating a slate of candidates for Board membership limited to the number of directors to be elected is in keeping with the Board's fiduciary responsibility of advising shareholders on matters upon which they are asked to vote. This proposal, if enacted, would compromise your Board's responsibility to recommend only those individuals who would best serve the interests of the shareholders and hinder its ability to make recommendations based on the composition of the Board as a whole. Your Board believes that the present nominating process has provided AIG with extremely qualified leadership and shareholder value over the years and best serves the interests of AIG. To the extent that the shareholders wish to suggest or nominate qualified candidates, there are appropriate procedures in place, as set forth in the AIG By-Laws.

    Approval of this proposal requires approval by a majority of the shares of AIG Common Stock present and entitled to vote at the meeting.

    Your Board of Directors recommends a vote AGAINST this proposal.

                X. SHAREHOLDER PROPOSALS FOR 2001 ANNUAL MEETING

    All suggestions from shareholders are given careful attention. Proposals intended for inclusion in next year's Proxy Statement should be sent to the Secretary of AIG at 70 Pine Street, New York, New York 10270 and must be
received by December   , 2000. Under the AIG By-Laws, notice of any other
shareholder proposal to be made at the 2001 Annual Meeting of Shareholders must be received not less than 90 nor more than 120 days prior to May 17, 2001 unless the 2001 Annual Meeting is not scheduled to be held on a date between April 17, 2001 and June 16, 2001, in which case notice must be received no less than the later of 90 days prior to the date on which such meeting is scheduled or 10 days after the date on which such meeting date is first publicly announced. A copy of the current AIG By-Laws may be obtained from the Secretary of AIG.

                               XI. OTHER MATTERS

    Your Board of Directors knows of no other matters to be presented at the meeting. If any other matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy form to vote the proxy in accordance with their judgment on such matters.

INCORPORATION BY REFERENCE

    To the extent that this Proxy Statement has been or will be specifically incorporated by reference into any other filing by AIG under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, the sections of this Proxy Statement entitled 'Report of the Stock Option and Compensation Committee on Executive Compensation' and 'Performance Graph' shall not be deemed to be so incorporated, unless specifically otherwise provided in such filing.

PROXY SOLICITATION

    AIG will bear the cost of this solicitation of proxies. Proxies may be solicited by mail, personal interview, telephone and facsimile transmission by directors, their associates, and approximately eight officers and regular employees of AIG and its subsidiaries. In addition to the foregoing, AIG has retained Georgeson Shareholder Communications Inc. to assist in the solicitation of proxies for a fee of approximately $10,000 plus reasonable out-of-pocket expenses and disbursements of that firm. AIG will also reimburse brokers and others holding stock in their names, or in the names of nominees, for forwarding proxy materials to their principals.

                                                                      APPENDIX A

                       AMERICAN INTERNATIONAL GROUP, INC.
                             1999 STOCK OPTION PLAN
                                  (THE 'PLAN')

    1. Purpose. The purpose of this Plan is to advance the interests of American International Group, Inc. ('AIG') by providing certain key employees of AIG and its subsidiaries, and members of the board of directors of AIG (the 'Board'), upon whose judgment, initiative and efforts the successful conduct of the business of AIG largely depends, with an additional incentive to continue their efforts on behalf of AIG and its subsidiaries, as well as to attract people of training, experience and ability to AIG and its subsidiaries.

    2. Administration. Except as otherwise provided herein, the Plan shall be administered by a committee (the 'Committee') of the Board to be drawn solely from members of the Board who are not and have not been officers of AIG or its subsidiaries. The Committee is authorized, subject to the provisions of the Plan, to establish such rules and regulations as it deems necessary for the proper administration of the Plan and to make such determinations and interpretations and to take such action in connection with the Plan and any stock options granted thereunder as it deems necessary or advisable. All determinations and interpretations made by the Committee shall be binding and conclusive on all optionees and on their legal representatives and beneficiaries. The Committee shall have the authority, in its absolute discretion, to determine which employees of AIG and its subsidiaries shall receive stock options, the time when stock options shall be granted, the terms of such options and the number of shares for which options shall be granted. Notwithstanding anything to the contrary contained herein, the Board may, in its sole discretion, at any time and from time to time, grant stock options (including grants to members of the Board who are not employees of AIG and its subsidiaries) or administer the Plan, in which case the Board shall have all of the authority and responsibility granted to the Committee herein.

    3. Stock Subject to the Plan. Subject to adjustment as provided in Section 7 hereof, the maximum number of shares that may be issued under the Plan is 10,000,000 shares of the common stock, par value $2.50 per share (the 'Common Stock'), of AIG as such shares shall exist on September 15, 1999 which shares of Common Stock may, in the discretion of the Committee, be either authorized but unissued shares or shares previously issued and reacquired by AIG. Upon the expiration or termination (in whole or in part) of unexercised options, shares of Common Stock subject thereto shall again be available for issuance under the Plan.

    4. Eligibility. Employees of AIG and its subsidiaries, and members of the Board, shall be eligible to receive stock options under the Plan. Only employees shall be eligible to receive stock options that are intended to qualify as 'incentive stock options' within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the 'Code').

    5. Grant of Stock Options.

        (a) Stock options may be granted to eligible recipients in such number and at such times during the term of this Plan as the Committee or the Board shall determine; provided, however, that (i) the maximum number of shares of Common Stock as to which stock options may be granted under this Plan to any one individual in any one year may not exceed 250,000 shares (as adjusted pursuant to the provisions of Section 7) and (ii) options to purchase more than 10% of the aggregate shares of Common Stock set forth in Section 3 above (as adjusted pursuant to the provisions of Section 7) shall not be granted under this Plan to any one person.

        (b) At the time of grant, the Committee shall determine (i) whether all or any part of a stock option granted to an eligible employee shall be an incentive stock option and (ii) the number of shares subject to such incentive stock option. The form of any stock option which is all or in part an incentive stock option shall clearly indicate that such stock option is an incentive stock option or, if applicable, the number of shares subject to the incentive stock option. The aggregate fair market value (determined as of the time the option is granted) of the stock with respect to which incentive stock options are exercisable for the first time by an eligible employee during any calendar year (under all such plans of AIG and of any subsidiary corporation of AIG) shall not exceed $100,000.

    6. Terms and Conditions of Stock Options. All stock options granted under the Plan shall be in such form as the Committee or the Board may from time to time determine and shall be subject to the following terms and conditions:

        (a) Option Price. The option price per share with respect to each option shall be determined by the Committee or the Board but shall not be less than 100% of the fair market value of the Common Stock on the date the option is granted.

        (b) Term of Option. In no event shall any stock option be exercisable after the expiration of 10 years from the date on which the stock option is granted.

        (c) Exercise of Stock Option and Payment for Shares. Except as provided in paragraphs (e) and (f) of this Section below, the shares covered by each stock option may not be purchased for one year after the date on which the stock option is granted, but thereafter may be purchased in such installments as shall be determined by the Committee or the Board at the time the stock option is granted. Any shares not purchased on the applicable installment date may be purchased thereafter at any time prior to the final expiration of the stock option. To exercise a stock option, the optionee shall give written notice to AIG specifying the number of shares to be purchased and accompanied by payment of the full purchase price therefor:
    (i) in cash or by certified or official bank check, (ii) in shares of Common Stock, valued as of the date of exercise, of the same class as those to be granted by exercise of the option, or (iii) in a combination of (i) and
    (ii). Notwithstanding the foregoing, at the sole discretion of the Committee or the Board, upon the request of the optionee, the Committee or the Board may permit, on such other terms and conditions as the Committee or the Board may determine, the deferral of delivery to a date or dates specified by the optionee of all or some of the shares otherwise deliverable by AIG to the optionee upon the exercise of the option. The Common Stock will be valued on the date of exercise at the fair market value as determined by the Committee. Any person exercising a stock option shall make such representations and agreements and furnish such information as the Committee may in its discretion deem necessary or desirable to assure compliance by AIG, on terms acceptable to AIG, with the provisions of the Securities Act of 1933, as amended, and any other applicable legal requirements. If an optionee so requests, shares purchased may be issued in the name of the optionee and another jointly with the right of survivorship.

        (d) Non-transferability of Options. No stock option granted under the Plan shall be transferable by the optionee other than by will or the laws of descent and distribution, and such option shall be exercisable, during his or her lifetime, only by the optionee.

        (e) Termination of Employment. Except as otherwise provided by the Committee or the Board, no part of any option granted to an employee (including an officer) may be exercised after the termination of his or her employment with AIG and its subsidiaries, except that

           (i) if such termination of employment is at or after normal retirement age or due to disability or death, any portion of an option, whether or not exercisable at the time of such termination, may be exercised by the optionee (or in case of death by the person or persons to whom the optionee's rights under such option are transferred by will or the laws of descent and distribution) at any time within the term of the option; and

           (ii) if such termination of employment is not at or after normal retirement age or due to disability or death, with the approval of the Committee or the Board, any portion of an option may be exercised by the optionee within three months after such termination, but only to the extent such option was exercisable at the time of such termination.

    7. Adjustment in Event of Changes in Capitalization. In the event of a recapitalization, stock split, stock dividend, combination or exchange of shares, merger, consolidation, rights offering, separation, reorganization or liquidation, or any other change in the corporate structure or shares of AIG, subsequent to September 15, 1999, the Committee or the Board shall make such equitable adjustments, designed to protect dilution or enlargement of rights, as it may deem appropriate, in the number and kind of shares authorized by the Plan, in the limitations set forth in Section 5(a) and, with respect to outstanding stock options, in the number and kind of shares covered thereby and in the option price.

    8. Rights as a Shareholder. An optionee shall have no rights as a shareholder with respect to any shares covered by a stock option until the date of issuance of a stock certificate for such shares.

    9. Withholding Taxes. Whenever shares of Common Stock are to be issued in satisfaction of stock options granted under the Plan, AIG shall have the right to require the recipient to remit to AIG an amount sufficient to satisfy all applicable withholding tax requirements prior to the delivery of any certificate or certificates for shares.

    10. Term of Plan. No stock options shall be granted pursuant to the Plan after September 14, 2009 but stock options theretofore granted may extend beyond such date and the terms and conditions of the Plan shall continue to apply thereto.

    11. Choice of Law. THIS PLAN SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

    12. Termination or Adjustment of Plan. The Board may at any time terminate the Plan with respect to any shares of Common Stock of AIG not at the time subject to option, and may from time to time alter or amend the Plan or any part thereof, provided that no change may be made in any stock option theretofore granted which would impair the rights of an optionee without the consent of such optionee, and further, that no alteration or amendment may be made without the approval of shareholders if such approval is required by applicable law.

    13. Approval of Shareholders. The Plan is being adopted on September 15, 1999 by the Board subject to approval by the shareholders of AIG at the 2000 Annual Meeting of Shareholders. Any stock options granted under the Plan prior to the date of such shareholder approval are expressly conditioned on such shareholder approval.

                                PROXY CARD APPENDIX

                          AMERICAN INTERNATIONAL GROUP, INC.
                            ANNUAL MEETING OF SHAREHOLDERS
                                     MAY 17, 2000
P                  THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

R The undersigned hereby appoints M.R. Greenberg, Evan G. Greenberg and Edward E. Matthews, and each of them, with full power to act without the
O other and with full power of substitution, as proxies to represent and to vote, as directed on the reverse side hereof, all shares the undersigned
X is entitled to vote at the annual meeting of the shareholders of American International Group, Inc. to be held at 72 Wall Street, Eighth Floor, New
Y York, New York, on Wednesday, May 17, 2000 at 11:00 a.m., and all adjournments thereof.

                                                    (change of address/comments)

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------

                                                    ----------------------------
                                                    (If you have written in the
                                                    above space, please mark the
                                                    corresponding box on the
                                                    reverse side of this card)


       PLEASE MARK, DATE AND SIGN THIS PROXY ON THE REVERSE SIDE AND RETURN IT   ---------------
                PROMPTLY USING THE ENCLOSED POSTAGE PREPAID ENVELOPE.              SEE REVERSE
                                                                                       SIDE
                                                                                 ---------------

--------------------------------------------------------------------------------
    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL

                                     [LOGO]

                       AMERICAN INTERNATIONAL GROUP, INC.
               WORLD LEADERS IN INSURANCE AND FINANCIAL SERVICES

-----  Please mark your                                                     2742
  X    votes as in this
------     example.

UNLESS OTHERWISE MARKED, THE PROXIES ARE APPOINTED WITH AUTHORITY TO VOTE "FOR" ALL NOMINEES FOR ELECTION. "FOR" ITEM 2, ITEM 3 AND ITEM 4, "AGAINST" ITEM 5,
ITEM 6, ITEM 7, ITEM 8 AND ITEM 9, AND IN THEIR DISCRETION TO VOTE UPON MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" ALL NOMINEES IN ITEM 1 AND "FOR" ITEMS 2, 3 AND 4.


                                                                                                                          FOR ALL
                                                                                                         FOR    WITHHOLD   EXCEPT
Election as Directors of the following identified in the Proxy Statement:*         1. Election of       ----     -----      -----
M. Aidinoff, E. Broad, P. Chia, M. Cohen, B. Conable,                                 Directors
M. Feldstein,  E. Futter,  L. Gonda, E.  Greenberg,  M. Greenberg,  C. Hills, F.                        ----     -----      -----
Hoenemeyer,  E. Matthews,  H. Smith,  T. Tizzio,  E. Tse, J. Wintrob,  F. Wisner
*Note: If you do not wish your shares voted "FOR" a particular nominee, mark the
"FOR ALL EXCEPT" box and strike a line through that nominee's  name. Your shares will be voted for the remaining nominee(s).


                                                                                                          FOR    AGAINST    ABSTAIN

                                                                                   2. Amendment of       ----    ------      -----
                                                                                   Restated Certificate
                                                                                   of Incorporation      ----    ------      -----

                                                                                   3. Adopt 1999 Stock   ----    ------      -----
                                                                                   Option Plan
                                                                                                         ----    ------      -----

                                                                                   4. Appointment of     ----    ------      -----
                                                                                   Independent
                                                                                   Accountants           ----    ------      -----


The Board of Directors recommends a vote "AGAINST" Items 5,6,7,8 and 9



                              FOR     AGAINST   ABSTAIN

5. Shareholder Proposal      -----     -----     -----
Described in the Proxy
Statement                    -----     -----     -----

6. Shareholder Proposal      -----     -----     -----
Described in the Proxy
Statement                    -----     -----     -----

7. Shareholder Proposal      -----     -----     -----
Described in the Proxy
Statement                    -----     -----     -----

8. Shareholder Proposal      -----     -----     -----
Described in the Proxy
Statement                    -----     -----     -----

9. Shareholder Proposal      -----     -----     -----
Described in the Proxy
Statement                    -----     -----     -----


If you have noted either an Address Change or                    -----
made Comments on the reverse side of the card, mark here.
                                                                 -----
                          Please sign, Date and Return the
                            Proxy Card Promptly Using the
                                 Enclosed Envelope.




SIGNATURE(S)_____________________________________ DATE __________

Please sign exactly as name appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, trustee, corporate officer or guardian, please give full title as such.





--------------------------------------------------------------------------------
    FOLD AND DETACH HERE IF YOU ARE RETURNING YOUR VOTED PROXY CARD BY MAIL



                                     [LOGO]
                       AMERICAN INTERNATIONAL GROUP, INC.

Dear Shareholder:

American International Group, Inc. encourages you to take advantage of new and convenient ways to vote your shares. You can vote your shares electronically through the Internet or by telephone. This eliminates the need to return the proxy card.

To vote your shares by telephone or electronically, you must use the control number printed in the box above, just below the perforation. The series of numbers that appear in the box above must be used to access the system. You may vote by telephone or electronically 24 hours a day, seven days a week until 5:00 p.m., New York City time on May 16, 2000.

1. To vote by telephone: Using a touch-tone telephone, call 1-877-PRX-VOTE (1-877-779-8683).

2. To vote over the Internet: Go to the web site http://www.eproxyvote.com/aig

Your electronic vote authorizes the named proxies in the same manner as if you marked, signed, dated and returned the proxy card.

If you choose to vote your shares by telephone or electronically, there is no need for you to mail back your proxy card.

                 Your vote is important. Thank you for voting.